UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2013

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure.

On April 1, 2013, DiamondRock Hospitality Company (the “Company”) issued a press release announcing the closing of a $31 million loan secured by a mortgage on The Lodge at Sonoma Renaissance Resort & Spa and a $71 million loan secured by a mortgage on the Westin San Diego. A copy of that press release is furnished as Exhibit 99.1 to this report. The press release has also been posted in the investor relations/presentations section of the Company’s website at www.drhc.com.

The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

ITEM 8.01. Other Events.

On March 21, 2013, the Company closed on a $31 million loan secured by a mortgage on The Lodge at Sonoma Renaissance Resort & Spa. The loan has a term of ten years and bears interest at a fixed rate of 3.96 percent. Principal repayments are based on a 30-year amortization schedule.

On March 29, 2013, the Company closed on a $71 million loan secured by a mortgage on the Westin San Diego. The loan has a term of ten years and bears interest at a fixed rate of 3.94 percent. Principal repayments are based on a 30-year amortization schedule.

The Company expects to use the proceeds from the financings to repay the outstanding borrowings under its senior unsecured credit facility and to fund a portion of the Company’s previously announced renovation and repositioning program.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See Index to Exhibits attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: April 1, 2013	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 1, 2013